Exhibit 10.1

On June 2, 2005, upon the recommendation of the Compensation Committee, the Board of Directors of Penn Treaty American Corporation (the “Company”) increased the annual retainer paid to the Chairman of the Board of Directors from $15,000 to $25,000 and the annual retainer paid to the other non-employee directors from $10,000 to $20,000.